      As filed with the Securities and Exchange Commission on October 7, 1998.

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                             PETROQUEST ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                 ---------------

              DELAWARE                                                          98-0115468
    (State or Other Jurisdiction                                             (I.R.S. Employer
  of Incorporation or Organization)                                         Identification No.)

625 E. KALISTE SALOOM ROAD, SUITE 400
     LAFAYETTE, LOUISIANA 70508
(Address of Principal Executive Offices)

                                ---------------

                             PETROQUEST ENERGY, INC.
                               1998 INCENTIVE PLAN
                            (Full Title of the Plan)
                                 ---------------

               Name, Address and Telephone                                 Copy of Communications to:
              Number of Agent for Service:

                   ROBERT R. BROOKSHER                                           ROBERT G. REEDY
          CHIEF FINANCIAL OFFICER AND SECRETARY                              PORTER & HEDGES, L.L.P.
                 PETROQUEST ENERGY, INC.                                      700 LOUISIANA STREET
          625 E. KALISTE SALOOM ROAD, SUITE 400                             HOUSTON, TEXAS 77002-2764
                LAFAYETTE, LOUISIANA 70508                                       (713) 226-0600
                      (318) 232-7028



                                            CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                                 PROPOSED
                                           AMOUNT TO      PROPOSED MAXIMUM        MAXIMUM
                                              BE              OFFERING           AGGREGATE           AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)     PRICE PER SHARE    OFFERING PRICE(2)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per          1,800,000           $0.719            $1,294,200            $382
share
==================================================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on The Nasdaq NMS on October 2, 1998, $0.719. Pursuant to
         Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of the following documents filed by PetroQuest Energy, Inc., a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated into this registration statement ("Registration Statement") by reference:

         (i) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997 (filed on March 31, 1998, as amended by its report on Form 10-K/A-1 filed on May 27, 1998, as amended by its report on Form 10-K/A-2 filed on June 4, 1998);

         (ii) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 (filed on May 15, 1998, as amended by its report on Form 10-Q/A-1 filed on June 4, 1998) and June 30, 1997 (filed on August 17, 1998);

         (iii) the Company's Current Reports on Form 8-K (filed on March 6, 1998; filed on April 21, 1998; filed on May 26, 1998 and as amended by its report on Form 8-K/A-1 filed June 4, 1998; and filed September 16, 1998).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Company's 1998 Incentive Plan upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES

         Pursuant to the Certificate of Incorporation, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share. As of September 1, 1998, there were 18,337,347 shares of issued and outstanding Common Stock and no shares of Preferred Stock outstanding.

COMMON STOCK

         Each share of Common Stock is entitled to one vote in any matter submitted for a vote to the holders of the capital stock of the Company. The Common Stock does not have cumulative voting rights, the absence of which will, in effect, allow the holders of a majority of the outstanding shares of Common Stock to elect all the directors then standing for election. The absence of cumulative voting rights could have the effect of delaying, deterring or preventing a change in control of the Company. Subject to the superior rights of any series of Preferred Stock, the holders of the Common Stock may receive dividends if, when and as declared by the Board of Directors of the Company and, upon liquidation of the Company, are entitled to all assets remaining after the satisfaction of liabilities. The Common Stock has no preemptive or other subscription rights.

PREFERRED STOCK

         The Board of Directors is empowered, without the approval of the stockholders, to authorize the issuance of Preferred Stock in one or more series, to establish the number of shares included in each series, and to fix the relative rights, powers, preferences and limitations of each series. As a result, the Board of Directors has the Power to afford the holders of any series of Preferred Stock greater rights, powers, preferences and limitations than the holders of

Common Stock. The ability of the Board of Directors to establish the rights, powers, preferences and limitations and to issue Preferred Stock could be used as an anti-takeover device.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

         The Certificate of Incorporation and Bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law. The Company's Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

         The above discussion of the Company's Certificate of Incorporation and Bylaws and the DGCL is not intended to be exhaustive and is qualified in its entirety by such Articles, Bylaws and statute.

         The Company maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interest of the Company.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

ITEM 8.       EXHIBITS


     EXHIBIT
        NO.                       DESCRIPTION
     -------                      -----------
       4.1      1998 Incentive Plan effective as of August 21, 1998
                (Incorporated by reference to the Company's Current Report on
                Form 8-K, filed September 16, 1998).

      *5.1      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

     *23.1      Consent of KPMG.

     *23.2      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     *24.1      Powers of Attorney (included on signature page hereto).

-------------------
*        Filed herewith.

ITEM 9.       UNDERTAKINGS

         (a)  Undertaking to Update

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Undertaking With Respect to Documents Incorporated by Reference

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Undertaking With Respect to Indemnification

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Goodson and Robert R. Brooksher, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 7th day of October, 1998.
                                PETROQUEST ENERGY, INC.

                                By:       /s/ CHARLES T. GOODSON
                                   ---------------------------------------------
                                              Charles T. Goodson,
                                President, Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this __ day of September, 1998.


                      SIGNATURE                                                       TITLE
                      ---------                                                       -----
            /s/ WILLIAM C. LEUSCHNER                          Chairman of the Board and Director
      -------------------------------------------
                William C. Leuschner

             /s/ CHARLES T. GOODSON                           President, Chief Executive Officer and Director
      -------------------------------------------             (Principal Executive Officer)
                 Charles T. Goodson

            /s/ ALFRED J. THOMAS, II                          Chief Operating Officer and Director
      -------------------------------------------
                Alfred J. Thomas, II

               /s/ RALPH J. DAIGLE                            Senior Vice President - Exploration and Direct
      -------------------------------------------
                   Ralph J. Daigle

             /s/ ROBERT R. BROOKSHER                          CHIEF Financial Officer, Secretary and Directo
      -------------------------------------------             (Principal Financial and Accounting Officer)
                 Robert R. Brooksher

             /s/ DANIEL G. FOURNERAT                          Director
      -------------------------------------------
                 Daniel G. Fournerat

            /s/ ROBERT L. HODGKINSON                          Director
      -------------------------------------------
                Robert L. Hodgkinson

                                INDEX TO EXHIBITS

     EXHIBIT
        NO.                       DESCRIPTION
     -------                      -----------
       4.1      1998 Incentive Plan effective as of August 21, 1998
                (Incorporated by reference to the Company's Current Report on
                Form 8-K, filed September 16, 1998).

      *5.1      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

     *23.1      Consent of KPMG.

     *23.2      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     *24.1      Powers of Attorney (included on signature page hereto).

-------------------
*        Filed herewith.